Exhibit 23.1

Schwartz Levitsky Feldman llp
Chartered Accountants
Licensed Public Accountants
Toronto, Montreal

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated March 24, 2008, relating to the consolidated financial statements of China Automotive Systems, Inc. included in the Registration Statement for the fiscal years ended December 31, 2007 and 2006. We also consent to the reference to our Firm under the caption “Experts” in the prospectus, which is part of such Registration Statement.

Toronto, Ontario, Canada	/s/ Schwartz Levitsky Feldman llp
August 8, 2008	Chartered Accountants
Licensed Public Accountants